Xiom Corp. and Equisol, LLC Complete Transaction

West Babylon, NY, December 7, 2009 — Xiom Corp. (OTC: XMCP) announced today that it has completed a transaction to acquire 100% of the equity interests of Equisol, LLC, (“Equisol”) located in West Conshohocken, PA, and in exchange, the members of Equisol received shares of common stock of Xiom Corp. (the “Company”) representing forty percent (40%) of the issued and outstanding shares of the common stock of the Company on a fully diluted basis.  Simultaneous with the closing of the transaction, the Company reorganized into a holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law, with the Company becoming a wholly owned subsidiary of Environmental Infrastructure Holdings Corp. (“EIHC”), and EIHC becoming the public reporting company.  In the transaction, each share of the Company will be converted into one share of EIHC.  As a condition to the closing of the transaction, EIHC and the Company raised a total of $705,000 in capital by issuing 2,820,000_ shares at a purchase price of $0.25.  The capital raise will be used for working capital purposes of the Company and its subsidiaries.

Also, with the closing of the acquisition Michael D. Parrish becomes the Chairman, CEO, and President of both the Company and EIHC.

The Company will be filing the required documentation with FINRA to complete the name change and to have a new trading symbol assigned.

Mr. Parrish, the new Chairman, CEO and President of EIHC, stated, “The combination of these two entities is the first step in establishing us as one of the premier environmental companies worldwide.  We are now ready to commercialize the Xiom products and provide services through Equisol’s professional team of engineers and technicians on a nationwide basis.  We are excited by the opportunities provided us to aggressively grow both organically and through potential acquisitions in the future.”

About Equisol, LLC

Equisol, LLC, is a unique equipment solutions provider specializing in the water and wastewater industry.  Our team of top rated engineers specializes in automation equipment and services across multiple industries where water use and automation are important.  From consulting and design of equipment systems, to sales, installation and maintenance services, Equisol can address our customer’s needs in many diverse applications. Equisol provides cost effective equipment strategies to allow users of water and producers of wastewater to achieve profitability while focusing on their core business activities.  Through our association with world technology leaders, we are able to supply a broad spectrum of high quality products.  Our staff, with over 300 years of engineering experience in equipment automation, uses these technologies to select the most effective solution for our customer's applications.

About Xiom Corp.
Xiom Corp. is a technology business offering delivery of plastic powder coatings at on-site locations utilizing the XIOM 1000 System.  Powder coating currently is a process in which metal parts are brought into a factory environment where they are cleaned and prepared to receive a powder coating.  Plastic in powder form is then applied to the various metal parts by means of an electrostatic charge that causes the powder to adhere to the surface.  The coated part is then heated in an oven for a period of time to cause the plastic to melt and adhere to the substrate.  Although we use plastic powder, we do not electro-statically charge that powder in order for it to adhere to a substrate.  We use a different mechanism which simultaneously applies and fuses the powder to a substrate.  The advantage of this process is that the coating process is totally portable and can be applied anywhere, not necessarily in a factory setting, and can be applied without use of an oven to cure the coating, and can be applied to most substrates in addition to the metal substrate to which powder coatings are traditionally applied in a factory, using an oven.

Forward-Looking Statements
This press release contains forward-looking statements, which represent the Company's expectations or beliefs, including, but not limited to, statements concerning plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words may, will, expect, anticipate, intend, could, estimate, or continue or the negative or other variations thereof or comparable terminology. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond the Company's control, and actual results.  Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2008, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact:
Environmental Infrastructure Holdings Corp.
Michael Parrish, President & CEO
(866) 629-7646

info@corporateevolutions.com

Source: Xiom Corp./ Environmental Infrastructure Holdings Corp.